Contact:
Robert Craig
Onyx Software
617-314-6846 (office)
rcraig@onyx.com
EXHIBIT 99.1
For Release 1:00 p.m. Pacific
December 6, 2005
Charles Boesenberg Joins Onyx Software Board
Onyx Elects Software Industry Veteran
Bellevue, WA. — Dec. 6, 2005 — Onyx® Software Corporation (NASDAQ: ONXS) today announced that Charles M. “Chuck” Boesenberg has joined its board of directors, effective immediately. With his election, Boesenberg becomes the seventh board member and sixth independent director. A 30 year veteran of the software industry, he brings extensive executive experience at high tech growth companies to Onyx.
“I’m delighted to welcome Chuck Boesenberg to Onyx,” said Janice P. Anderson, Chairman and CEO of Onyx Software. Onyx has a clearly defined strategy designed to take a strong leadership position in the CRM market by deepening and broadening our solutions, expanding our partner network, and executing a carefully thought out program of strategic business development. Chuck’s operational experience with large enterprises and his proven track record will be an invaluable addition to our board.”
Charles Boesenberg is currently Chairman and CEO of NetIQ (NASDAQ: NTIQ) a leading provider of integrated systems and security management solutions. He has held senior executive positions at IBM and Apple, and served as President and CEO of Central Point Software, Magellan and Integrated Systems. He also serves on the board of Maxtor Corp. Mr. Boesenberg holds a Bachelor of Science degree in Mechanical Engineering from the Rose Hulman Institute of Technology and a Master of Science degree in Business Administration from Boston University.
About Onyx Software
Onyx Software Corporation (NASDAQ: ONXS) is a worldwide leader in customer management and process software for mid and large size enterprises. Onyx provides flexible solutions that enable organizations to automate, manage, and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software — companies such as Amway Corporation, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.
Forward-Looking Statement
This press release contains forward-looking statements, including statements about Onyx’s business strategy. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the success of our business strategy and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2005. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
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Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.